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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 21, 2007

                                IBT BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                                    MICHIGAN
                 (State or other jurisdiction of incorporation)

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
                 0-18415                                   38-2830092
         (Commission File Number)              (IRS Employer Identification No.)
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
200 East Broadway, Mt. Pleasant, Michigan                    48858
(Address of principal executive offices)                   (Zip Code)
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       Registrant's telephone number, including area code: (989) 772-9471

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

[ ] Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     IBT Bancorp, Inc. ("IBT"), a Michigan corporation, and Greenville Community Financial Corporation ("GCFC"), a Michigan corporation, have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of August 21, 2007, whereby GCFC will be merged with and into IBT (the "Merger"). IBT expects that simultaneously with the consummation of the Merger, Greenville Community Bank, a wholly-owned subsidiary of GCFC, would be merged with and into Isabella Bank and Trust, a wholly-owned subsidiary of IBT.

     In the Merger, IBT will issue shares of IBT common stock for all outstanding shares of GCFC, which have been valued at $44.00 per share. The total consideration value is estimated to be approximately $34,000,000.

     The Merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. The Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference, contains various representations, warranties and covenants of IBT and GCFC and certain conditions precedent to the Merger. Those conditions include (i) the approval of the Merger by the shareholders of GCFC, (ii) the receipt of all required regulatory approvals and (iii) the satisfaction or waiver of certain other customary closing conditions. The Merger is expected to be completed in the fourth quarter of 2007.

     The foregoing description of the Merger and the Merger Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement should not be read alone, but should be read in conjunction with other information regarding IBT and GCFC, including any proxy statement or prospectus that may be filed in connection with the Merger, as well as the Forms 10-K, 10-Q and other filings of IBT with the Securities and Exchange Commission (the "SEC").

     Additional Information About This Transaction

     IBT intends to file with the SEC a Registration Statement on Form S-4, which will contain the prospectus of IBT, relating to the shares to be issued in the Merger and the proxy statement of GCFC relating to a Special Meeting of Shareholders, at which the Merger Agreement will be considered and voted upon by GCFC's shareholders, as well as other relevant documents concerning the Merger. Investors are urged to read the proxy statement-prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. Investors will also be able to obtain the Form S-4 Registration Statement, including the exhibits filed therewith, free of charge at the website maintained by the SEC at www.sec.gov. In addition, investors may obtain documents filed with the SEC by IBT free of charge by requesting them in writing from IBT Bancorp, Inc., 200 East Broadway, Mt. Pleasant, Michigan, 48858, Attn: Debra Campbell.

     Participants in This Transaction

     GCFC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the Merger. Information about such directors and executive officers and their ownership of GCFC common stock will be included in the proxy statement-prospectus described above. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement-prospectus when it becomes available.

ITEM 8.01 OTHER EVENTS

     In conjunction with the transaction discussed in Item 1.01 above, IBT and GCFC issued a joint press release on August 23, 2007 and a letter to their respective shareholders. The release and letters are included as Exhibit 99.1 to this Current Report on Form 8-K.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (d)  Exhibits:

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
Exhibit No.                               Description
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
2.1           Agreement and Plan of Merger dated August 21, 2007

99.1 Joint press release issued August 23, 2007 and accompanying shareholder letters
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        IBT BANCORP INC.


Dated: August 22, 2007                  By: /s/ Dennis P. Angner
                                            ------------------------------------
                                            Dennis P. Angner, President and
                                            Chief Executive Officer

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                                INDEX TO EXHIBITS

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
EXHIBIT
NUMBER                                  DESCRIPTION
-------   ----------------------------------------------------------------------
2.1 Agreement and Plan of Merger, dated as of August 21, 2007, between IBT Bancorp, Inc. and Greenville Community Financial Corporation

99.1 Joint Press Release dated August 23, 2007 announcing execution of the Merger Agreement and accompanying shareholder letters
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